PRESS RELEASE

China BAK to Present at Investor Conferences in U.S.

Shenzhen, China - May 10, 2010 - China BAK Battery, Inc. (“China BAK”, the “Company”, or “we”) (NASDAQ: CBAK), a leading global manufacturer of lithium-based battery cells, today announced its plans to present at investor conferences in mid-May and early June in the U.S.

Ninth Annual JMP Securities Research Conference
Date:	Tuesday, May 11, 2010
Time:	9:30 a.m. PDT
Location:	The Ritz-Carlton, San Francisco

Piper Jaffray Seventh Annual China Growth Conference
Date:	Thursday, May 13, 2010
Time:	8:30 a.m. EDT
Location:	Le Parker Méridien New York

China Rising Investment Conference 2010
Date:	Monday, May 17, 2010
Time:	2:00 p.m. EDT
Location:	Grand Hyatt New York, Alvin Room

First Annual Credit Suisse Future of Energy Conference
Date:	Friday, June 4, 2010
Time:	9:15 a.m. EDT
Location:	Mandarin Oriental, Washington, DC

Mr. Jun Zou, China BAK’s Chief Financial Officer, will present on behalf of China BAK and discuss the Company’s business development and strategy.

The Company plans to file its presentation with the SEC on Form 8-K prior to the presentation on May 11.

About China BAK Battery Inc.

China BAK Battery, Inc. (NASDAQ: CBAK) is a leading global manufacturer of lithium-based battery cells. The Company produces battery cells that are the principal component of rechargeable batteries commonly used in cellular phones, notebook computers and portable consumer electronics such as digital media devices, portable media players, portable audio players, portable gaming devices, and PDAs. China BAK Battery, Inc.’s production facilities, located in Shenzhen and Tianjin, PRC, cover over three million square feet and have been recently expanded to support the production of larger batteries for various types of vehicles. For more information regarding China BAK Battery, Inc., please visit www.bak.com.cn.

For more information, please contact:

Mr. Jun Zou
China BAK Battery, Inc.
Chief Financial Officer
Tel: +86 (755) 8423-9821
E-mail: ir@bak.com.cn

Tracy Li
China BAK Battery, Inc.
Investor Relations Manager
Tel: +86 (755) 8977-0093
E-mail: ir@bak.com.cn

John Harmon
CCG Investor Relations
Senior Account Manager
Tel: +1 (646) 833-3424
E-mail: john.harmon@ccgir.com